U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 16, 2008
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of	(Commission file number)	(I.R.S. employer identification
incorporation)		number)
Pier 1, Bay 1, San Francisco, California 94111
(Address of principal executive offices) (Zip code)
415-394-9000
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On October 16, 2008, we issued a press release entitled “AMB Property Corporation Announces Third Quarter 2008 Results,” which sets forth disclosure regarding our results of operations for the third quarter of 2008. A copy of the press release is attached hereto as Exhibit 99.1. This section and the attached exhibit are provided under Item 2.02 of Form 8-K and are furnished to, but not filed with, the Securities and Exchange Commission.
ITEM 8.01 OTHER EVENTS
On October 16, 2008, we reported results for the third quarter and first nine months of 2008. Funds from operations per fully diluted share and unit (“FFOPS”) was $0.70 for the third quarter of 2008, as compared to $0.99 for the same quarter in 2007. The year-over-year variance is primarily related to timing of gains on contribution of development properties to the company’s private capital co-investment ventures. FFOPS for the nine months ended September 30, 2008 was $2.41, as compared to $2.31 for the same period in 2007.
Net income available to common stockholders per fully diluted share (“EPS”) for the third quarter of 2008 was $0.24, as compared to $0.69 for the same quarter in 2007. EPS for the nine months ended September 30, 2008 was $1.37, as compared to $2.04 for the same period in 2007.
Owned and Managed Portfolio Operating Results
AMB’s operating portfolio was 95.4 percent occupied at September 30, 2008, up 20 basis points from June 30, 2008. Cash-basis same store net operating income (“SSNOI”), without the effects of lease termination fees, increased 3.5 percent in the third quarter and 4.9 percent in the first nine months of 2008, over the same periods in 2007. For the trailing four quarters ended September 30, 2008, average rent change on renewals and rollovers in AMB’s operating portfolio increased 4.1 percent, following an average increase of 4.3 percent for the trailing four quarters ended June 30, 2008.
Investment Activity
During the quarter, the company commenced development on 1.6 million square feet in the Americas and Europe, with an estimated total investment of $132 million. At quarter end, AMB’s development pipeline, which included investments held through unconsolidated joint ventures, totaled approximately 17.8 million square feet globally, with an estimated total investment of $1.5 billion.
The company’s development business includes contributions of stabilized properties to affiliated private capital co-investment ventures or sale of projects to third parties. During the third quarter, AMB contributed or sold 2.2 million square feet in the Americas and Asia, including contributions to three of its co-investment ventures, for an aggregate value of approximately $192 million.
Also during the quarter, AMB acquired 1.6 million square feet of industrial distribution space for an aggregate acquisition cost of approximately $140 million. Property and land acquisitions during the quarter expanded AMB’s presence in target markets in the Americas and Asia, including Beijing and Guangzhou, which were market entries for AMB.
Financing Activities
During the quarter, AMB closed a $230 million, two-year secured term loan priced at LIBOR plus 130 basis points. The loan includes a one-year extension, which can be exercised at the company’s option. Additionally, AMB closed on $768 million in property level financings in the U.S., Europe and Japan.
Organizational Update
As previously announced in the quarter, AMB acquired the remaining 42 percent equity interest in G. Accion, S.A. de C.V. (“G. Accion”) that it had not previously owned. G.Accion is now a wholly owned subsidiary and has been renamed AMB Property Mexico. This newly unified platform will continue to develop, lease, acquire and operate industrial real estate in Mexico.
During the quarter, AMB and the City and County of San Francisco Employees’ Retirement System contributed their interests in AMB Partners II, a co-investment venture comprising 10.3 million square feet of U.S. industrial property, to AMB Institutional Alliance Fund III in exchange for partnership interests in Fund III.
Supplemental Earnings Measure
Included in the footnotes to the company’s attached financial statements is a discussion of why management believes FFOPS is a useful supplemental measure of operating performance, ways in which investors might use FFOPS when assessing the company’s financial performance and FFOPS’s limitations as a measurement tool. Reconciliation from net income to funds from operations and FFOPS is provided in the attached tables and published in the company’s quarterly supplemental analyst package, available on the company’s website at www.amb.com. The company believes that net income, as defined by GAAP, is the most appropriate earnings measure. However, the company considers cash-basis same store net operating income (SSNOI) to be a useful supplemental measure of its operating performance. Properties that are considered part of the same store pool include all properties that were owned as of the end of both the current and prior year reporting periods and exclude development properties for both the current and prior reporting periods. The same store pool is set annually and excludes properties purchased and developments stabilized after December 31, 2006. In deriving SSNOI, the company defines NOI as rental revenues, including reimbursements, less property operating expenses, both of which are calculated in accordance with GAAP. Property operating expenses exclude depreciation, amortization, general and administrative expenses and interest expense. The company defines SSNOI to also exclude straight-line rents and amortization of lease intangibles. The company considers SSNOI to be an appropriate and useful supplemental performance measure because it reflects the operating performance of the real estate portfolio excluding effects of non-cash adjustments and provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, the company believes that SSNOI helps the investing public compare the company’s operating performance with that of other companies. While SSNOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating the company’s liquidity or operating performance. SSNOI also does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact its results from operations. Further, the company’s computation of SSNOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SSNOI. Reconciliation from net income to SSNOI is published in the company’s quarterly supplemental analyst package, available on the company’s website at www.amb.com.
“Owned and managed” is defined by the company as assets in which the company has at least a 10 percent ownership interest, is the property or asset manager, and which it intends to hold for the long-term.
AMB Property Corporation® is a global developer and owner of industrial real estate, focused on major hub and gateway distribution markets in the Americas, Europe and Asia. As of September 30, 2008, AMB owned, or had investments in, on a consolidated basis or through unconsolidated joint ventures, properties and development projects expected to total approximately 158.4 million square feet (14.7 million square meters) in 49 markets within 15 countries. AMB invests in properties located predominantly in the infill submarkets of its targeted markets. The company’s portfolio is comprised of High Throughput Distribution® facilities—industrial properties built for speed and located near airports, seaports and ground transportation systems.

CONSOLIDATED STATEMENTS OF OPERATIONS(1)
(in thousands, except share and per share data)

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2008	2007	2008	2007
Revenues
Rental revenues	$152,993	$157,805	$487,071	$474,752
Private capital revenues(2)	9,502	7,564	60,838	22,007

Total revenues	162,495	165,369	547,909	496,759

Costs and expenses
Property operating costs	(44,157)	(42,664)	(138,375)	(128,785)
Depreciation and amortization	(46,985)	(40,628)	(129,493)	(121,641)
General and administrative	(34,415)	(35,145)	(103,361)	(95,259)
Fund costs	(312)	(261)	(919)	(779)
Impairment losses	—	—	—	(257)
Other expenses(3)	1,088	(944)	1,926	(2,995)

Total costs and expenses	(124,781)	(119,642)	(370,222)	(349,716)

Other income and expenses
Development gains, net of taxes	28,026	48,298	76,248	89,486
Gains from sale or contribution of real estate interests, net	—	—	19,967	74,843
Equity in earnings of unconsolidated co-investment ventures	5,372	3,425	14,359	7,286
Other income(3)	(4,229)	7,956	(51)	20,012
Interest expense, including amortization	(32,319)	(29,326)	(100,955)	(97,486)

Total other income and expenses	(3,150)	30,353	9,568	94,141

Income from operations before minority interests	34,564	76,080	187,255	241,184

Minority interests’ share of income
Co-investment venture partners’ share of income	(4,194)	(5,890)	(29,393)	(21,088)
Co-investment venture partners’ and limited partnership unitholders’ share of development gains	(1,090)	(2,115)	(7,204)	(5,196)
Preferred unitholders	(1,431)	(1,431)	(4,295)	(6,610)
Limited partnership unitholders	137	(581)	(2,518)	(4,903)

Total minority interests’ share of income	(6,578)	(10,017)	(43,410)	(37,797)

Income from continuing operations	27,986	66,063	143,845	203,387

Discontinued operations
Income attributable to discontinued operations, net of minority interests	177	3,135	2,066	9,345
Gains from disposition of real estate, net of minority interests	(12)	3,912	2,191	4,329

Total discontinued operations	165	7,047	4,257	13,674

Net income	28,151	73,110	148,102	217,061
Preferred stock dividends	(3,952)	(3,952)	(11,856)	(11,856)
Preferred unit redemption (issuance costs) discount	—	(3)	—	(2,930)

Net income available to common stockholders	$24,199	$69,155	$136,246	$202,275

Net income per common share (diluted)	$0.24	$0.69	$1.37	$2.04

Weighted average common shares (diluted)	98,952	100,914	99,457	99,311

(1)	On July 1, 2008, the partners of AMB Partners II (previously, a consolidated co-investment venture) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III, an unconsolidated co-investment venture.

(2)	Includes incentive and promote distributions for 2008 of $33.0 million for AMB Institutional Alliance Fund III received during the quarter ended June 30, 2008 and of $1.0 million for the dissolution of AMB Erie co-investment venture received during the quarter ended March 31, 2008.

(3)	Includes changes in liabilities and assets associated with AMB’s deferred compensation plan.

CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS(1)
(in thousands, except share and per share data)

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income available to common stockholders	$24,199	$69,155	$136,246	$202,275
Gains (losses) from sale or contribution of real estate, net of minority interests	12	(3,912)	(22,158)	(79,172)
Depreciation and amortization
Total depreciation and amortization	46,985	40,628	129,493	121,641
Discontinued operations’ depreciation	4	354	61	1,853
Non-real estate depreciation	(1,997)	(1,387)	(5,786)	(3,965)
Adjustments to derive FFO from consolidated co-investment ventures
Co-investment venture partners’ minority interests (Net income)	4,194	5,890	29,393	21,088
Limited partnership unitholders’ minority interests (Net income)	(137)	581	2,518	4,903
Limited partnership unitholders’ minority interests (Development profits)	1,090	2,115	2,795	3,861
Discontinued operations’ minority interests (Net income)	8	139	316	423
FFO attributable to minority interests	(8,819)	(15,731)	(41,812)	(47,347)
Adjustments to derive FFO from unconsolidated co-investment ventures
AMB’s share of net income	(5,372)	(3,425)	(14,359)	(7,286)
AMB’s share of FFO	11,589	9,828	32,727	21,308

Funds from operations	$71,756	$104,235	$249,434	$239,582

FFO per common share and unit (diluted)	$0.70	$0.99	$2.41	$2.31

Weighted average common shares and units (diluted)	102,922	105,110	103,430	103,777

(1) Funds From Operations (“FFO”) and Funds From Operations Per Share and Unit (“FFOPS”). AMB believes that net income, as defined by U.S. GAAP, is the most appropriate earnings measure. However, AMB considers funds from operations, or FFO, and FFO per share and unit, or FFOPS, to be useful supplemental measures of its operating performance. AMB defines FFOPS as FFO per fully diluted weighted average share of AMB’s common stock and operating partnership units. AMB calculates FFO as net income, calculated in accordance with U.S. GAAP, less gains (or losses) from dispositions of real estate held for investment purposes and real estate-related depreciation, and adjustments to derive AMB’s pro rata share of FFO of consolidated and unconsolidated joint ventures. AMB does not adjust FFO to eliminate the effects of non-recurring charges. AMB includes the gains from development, including those from value added conversion projects, before depreciation recapture, as a component of FFO. AMB believes that value-added conversion dispositions are in substance land sales and as such should be included in FFO, consistent with the real estate investment trust industry’s long standing practice to include gains on the sale of land in FFO. However, AMB’s interpretation of FFO or FFOPS may not be consistent with the views of others in the real estate investment trust industry, who may consider it to be a divergence from the NAREIT definition, and may not be comparable to FFO or FFOPS reported by other real estate investment trusts that interpret the current NAREIT definition differently than AMB does.
In connection with the formation of a co-investment venture, AMB may warehouse assets that are acquired with the intent to contribute these assets to the newly formed venture. Some of the properties held for contribution may, under certain circumstances, be required to be depreciated under U.S. GAAP. If this circumstance arises, AMB intends to include in its calculation of FFO gains or losses related to the contribution of previously depreciated real estate to joint ventures. Although such a change, if instituted, will be a departure from the current NAREIT definition, AMB believes such calculation of FFO will better reflect the value created as a result of the contributions. To date, AMB has not included gains or losses from the contribution of previously depreciated warehoused assets in FFO.
AMB believes that FFO and FFOPS are meaningful supplemental measures of its operating performance because historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. However, since real estate values have historically risen or fallen with market and other conditions, many industry investors and analysts have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Thus, FFO and FFOPS are supplemental measures of operating performance for real estate investment trusts that exclude historical cost depreciation and amortization, among other items, from net income, as defined by U.S. GAAP. AMB believes that the use of FFO and FFOPS, combined with the required U.S. GAAP presentations, has been beneficial in improving the understanding of operating results of real estate investment trusts among the investing public and making comparisons of operating results among such companies more meaningful. AMB considers FFO and FFOPS to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO and FFOPS can help the investing public compare the operating performance of a company’s real estate between periods or as compared to other companies. While FFO and FFOPS are relevant and widely used measures of operating performance of real estate investment trusts, these measures do not represent cash flow from operations or net income as defined by U.S. GAAP and should not be considered as alternatives to those measures in evaluating AMB’s liquidity or operating performance. FFO and FFOPS also do not consider the costs associated with capital expenditures related to AMB’s real estate assets nor are FFO or FFOPS necessarily indicative of cash available to fund AMB’s future cash requirements.

CONSOLIDATED BALANCE SHEETS (1)(2)
(dollars in thousands)

	As of
	September 30, 2008	December 31, 2007
Assets
Investments in real estate
Total investments in properties	$6,315,790	$6,709,545
Accumulated depreciation	(928,831)	(916,686)

Net investments in properties	5,386,959	5,792,859
Investments in unconsolidated co-investment ventures	433,649	356,194
Properties held for contribution, net	693,805	488,339
Properties held for divestiture, net	81,347	40,513

Net investments in real estate	6,595,760	6,677,905
Cash and cash equivalents and restricted cash	309,547	250,416
Accounts receivable, net	163,118	184,270
Other assets	249,393	149,812

Total assets	$7,317,818	$7,262,403

Liabilities and stockholders’ equity
Secured debt	$1,384,409	$1,471,087
Unsecured senior debt	1,153,582	1,003,123
Unsecured credit facilities	816,875	876,105
Other debt	403,357	144,529
Accounts payable and other liabilities	411,050	306,196

Total liabilities	4,169,273	3,801,040
Minority interests
Co-investment venture partners	282,083	517,572
Preferred unitholders	77,561	77,561
Limited partnership unitholders	92,614	102,278

Total minority interests	452,258	697,411
Stockholders’ equity
Common equity	2,472,875	2,540,540
Preferred equity	223,412	223,412

Total stockholders’ equity	2,696,287	2,763,952

Total liabilities and stockholders’ equity	$7,317,818	$7,262,403

(1)	During the quarter ended September 30, 2008, AMB acquired the remaining equity interest (approximately 42%) in G. Accion, a Mexican real estate company. Total assets and total liabilities include $223,829 and $174,217, respectively, related to G. Accion as of September 30, 2008.

(2)	On July 1, 2008, the partners of AMB Partners II (previously, a consolidated co-investment venture) contributed their interests in AMB Partners II to AMB Institutional Alliance Fund III in exchange for interests in AMB Institutional Alliance Fund III, an unconsolidated co-investment venture.

The following table reconciles consolidated cash-basis same store net operating income and net income from net income for the quarters and nine months ended September 30, 2008 and 2007 (dollars in thousands):

	For the Quarters ended		For the Nine Months ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income	$28,151	$73,110	$148,102	$217,061
Private capital income	(9,502)	(7,564)	(60,838)	(22,007)
Depreciation and amortization	46,985	40,628	129,493	121,641
Impairment losses	—	—	—	257
General and administrative and fund costs	34,727	35,406	104,280	96,038
Total other income and expenses	2,062	(29,409)	(11,494)	(91,146)
Total minority interests’ share of income	6,578	10,017	43,410	37,797
Total discontinued operations	(165)	(7,047)	(4,257)	(13,674)

NOI	108,836	115,141	348,696	345,967
Less non same-store NOI	(17,714)	(24,441)	(76,654)	(79,485)
Less non cash adjustments(1)	14	(339)	(711)	(3,457)

Cash-basis same-store NOI	$91,136	$90,361	$271,331	$263,025

(1)	Non-cash adjustments include straight line rents and amortization of lease intangibles for the same store pool only.

Forward-Looking Statements
Some of the information included in this report and the presentations to be held in connection therewith contains forward-looking statements, such as those related to our growth opportunities and plans (including those regarding our global expansion and positioning, future capital deployment, growth of our development and private capital business, organizational changes and earnings growth), our projected funds from operations, compound annual growth rate of our business divisions, future assets under management, same store and/or cash net operating income and other financial and operational guidance, our capabilities to drive growth, our future performance compared to peers and other market indices, rent growth, industrial and other market and trade growth, market drivers, trends and forecasts, port opportunities (such as ship capacity expansion, outsourcing trends, port market demand, port expansions, container growth, and escalating land values), on-tarmac opportunities (such as air cargo growth, ability to access and leverage positions, and expertise and key airport opportunities), hiring, performance and retention of key personnel, access to resources, leveraging of relationships, continuation and effectiveness of strategic drivers, information regarding our development, value added conversion, redevelopment and renovation projects (including stabilization dates, square feet at stabilization or completion, sale or contribution dates, yields from such projects, costs and total investment amounts, scope, location and timing of development starts, margins, projected gains and returns, sustainability, profitability, scope and scale of and demand for projects, targeted value added conversion projects, redevelopment and conversion timelines, entitlement and repositioning potential of land), ability to deliver customer solutions, lease expirations, performance and value-creation of investments and market entry opportunities, real estate valuations, acquisition capital and volume, scope and build out potential of land inventory, co-investment venture and other estimated investment capacity, terms of the co-investment ventures, performance, revenues and returns on investment, target leverage, future incentive distribution, asset management, acquisition and other private capital distributions and fees, timing of incentive distributions, private capital demand, launching of our Canada and second Asia funds, future balance sheet capacity, interest rate changes, transition to open-end funds, and access to secured and non-secured financings, which are made pursuant to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future events. The events or circumstances reflected in forward-looking statements might not occur. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We caution you not to place undue reliance on forward-looking statements, which reflect our analysis only and speak only as of the date of this report or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: defaults on or non-renewal of leases by tenants or renewal at lower than expected rent, increased interest rates and operating costs or greater than expected capital expenditures, our failure to obtain necessary outside financing, re-financing risks, risks related to our obligations in the event of certain defaults under co-investment ventures and other debt, risks related to debt and equity security financings (including dilution risk), difficulties in identifying properties to acquire and in effecting acquisitions, our failure to successfully integrate acquired properties and operations, our failure to divest properties we have contracted to sell or to timely reinvest proceeds from any divestitures, risks and uncertainties affecting property development, value-added conversions, redevelopment and construction (including construction delays, cost overruns, our inability to obtain necessary permits and public opposition to these activities), our failure to qualify and maintain our status as a real estate investment trust, risks related to our tax structuring, failure to maintain our current credit agency ratings, environmental uncertainties, risks related to natural disasters, financial market fluctuations, changes in general economic conditions or in the real estate sector, inflation risks, changes in real estate and zoning laws, a downturn in the U.S., California or global economy, risks related to doing business internationally and global expansion, risks of opening offices globally, risks of changing personnel and roles, losses in excess of our insurance coverage, unknown liabilities acquired in connection with acquired properties or otherwise and increases in real property tax rates. Our success also depends upon economic trends generally, including interest rates, income tax laws, governmental regulation, legislation, population changes and certain other matters discussed under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2007.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated October 16, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: October 16, 2008	By:	/s/ Thomas S. Olinger
Thomas S. Olinger
Chief Financial Officer

Exhibits

Exhibit
Number	Description
99.1	AMB Property Corporation Press Release dated October 16, 2008